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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 22, 1999, except for the effects of the stock split and reincorporation into Delaware described in Note 3 as to which the date is June 22, 1999, relating to the financial statements of US SEARCH.com Inc., which appear in such Registration Statement. We also consent to the references under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

Woodland Hills, California

June 24, 1999